UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2021

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective June 7, 2021, Susan Repo was appointed to the Board of Directors (the “Board”) of Mitek Systems, Inc. (the “Company”).
Currently, the Company provides its outside directors with $125,000 in annual equity compensation which generally is granted in March of each year. Accordingly, on June 7, 2021, in connection with Ms. Repo’s appointment to the Board, she received a grant of restricted stock units of the Company (“RSUs”) having an initial value of $93,750, which units will fully vest in March 2021 (immediately prior to the date of the Company’s annual stockholder meeting). The number of shares of the Company’s common stock subject to this RSU award was calculated based on the closing price of the Company's common stock on the date of grant. As a non-employee director, Ms. Repo will be entitled to receive the Company’s standard fees for her service as a member of the Board.
The Company has entered into its standard form of indemnification agreement with Ms. Repo, a copy of which was filed as Exhibit 10.21 to the Company’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on December 5, 2014.
In addition, on June 8, 2021 the Company announced that Frank Teruel, age 55, was appointed as the Company’s Chief Financial Officer and Senior Vice President, effective July 16, 2021 (or such other start date as may be agreed upon by the Company).
Mr. Teruel brings decades of executive financial and operational leadership from both public and private companies and is a recognized thought leader in the digital identity/fraud management space. Most recently, Mr. Teruel was the Chief Operating Officer of ADARA, Inc., a global leader in predictive consumer intelligence through its permissioned data and verified identity platform. From 2012 to 2019, he led ThreatMetrix as their General Manager (2018 – 2019) and as their Chief Financial Officer (2012 – 2018) where they grew revenue from $5 million and ultimately sold ThreatMetrix to RELX/LexisNexis for $830 million. Mr. Teruel also serves as an Adjunct Professor at Santa Clara University’s Leavey School of Business MBA program. Mr. Teruel holds a Masters of Business Administration from Liberty University and a Bachelor of Science degree in Business Administration from Bob Jones University.
In connection with his appointment as the Company’s Chief Financial Officer, Mr. Teruel will be paid a cash salary of $360,000 per year. Mr. Teruel will be eligible to receive an annual bonus not to exceed 100% of his then-current base salary, with a target bonus amount equal to 50% of his then-current base salary, subject to the Company’s achievement of certain business and/or financial goals and Mr. Teruel’s achievement of individual performance goals to be established by the Chief Executive Officer in the ordinary course. Mr. Teruel will be eligible to participate in certain Company-sponsored benefits, such as health insurance plans, provided he meets the respective plan eligibility requirements. Under the Company’s reimbursement policies, he will be entitled to reimbursement of his reasonable out of pocket costs and expenses incurred on Company business.
Pursuant to Nasdaq Listing Rule 5635(c)(4), Mr. Teruel will be granted RSUs with a value equal to $1,200,000 as of the date of grant, as a material inducement to accept employment with the Company. As long as Mr. Teruel remains employed by the Company, the RSUs will vest in four equal annual installments, with the first installment vesting on the one-year anniversary of the grant date and 25% each subsequent anniversary of the grant date. In the event of a Change of Control (as defined in the Severance and Change in Control Agreement (described below)), all of the unvested RSUs will vest and become exercisable, subject to certain terms and conditions set forth therein.
In connection with his employment, the Company will enter into the Company’s standard form Severance and Change in Control Agreement (the “Severance Agreement”) with Mr. Teruel. Pursuant to the terms of the Severance Agreement, if Mr. Teruel’s employment with the Company is terminated by the Company without “cause” or by Mr. Teruel for “good reason” (each as defined in the Severance Agreement), in each case, other than in connection with a Change of Control (as defined in the Severance Agreement), then as long as Mr. Teruel signs a release of any claims against the Company, he will be entitled to the following severance benefits: (i) a lump-sum cash amount equal to his earned but unpaid salary as of his termination date; (ii) a lump-sum cash amount equal to 50% of his base salary as of his termination date; (iii) a lump-sum cash amount equal to the value of six (6) months of COBRA continuation coverage; and (iv) all equity awards granted to him will be treated as set forth in the applicable award agreements and plan documents to which such equity awards are subject. In the event any such termination occurs at any time two months prior to or within 12 months after a Change of Control, then, as long as Mr. Teruel signs a release of any claims against the Company, in addition to the benefits set forth immediately above, (i) all of the unvested shares of Company stock underlying outstanding equity awards then held by Mr. Teruel shall automatically accelerate and become vested and exercisable (to the extent applicable, or settled in cash or stock, as applicable) and all such equity awards shall remain exercisable (to the extent applicable) at all times prior to the expiration of the original term of such equity award, and (ii) all restrictions of any kind imposed by the company or contained in any equity plan or any equity award that relates to any equity securities or equity awards of the Company then held by Mr. Teruel shall lapse.
Mr. Teruel and the Company will also enter into the Company’s standard form of indemnification agreement for directors and officers providing for the indemnification by the Company in certain circumstances for actions taken in connection with his service to or for the Company. There are no arrangements or understandings between Mr. Teruel and any other persons pursuant to which he was selected as the Company’s Chief Financial Officer and pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Teruel and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Copies of the Company’s standard form Severance and Change in in Control Agreement and Indemnification Agreement are included as exhibits to the Company’s Annual Report on Form 10-K filed with the SEC on December 20, 2020.
On June 8, 2021, the Company issued a press release announcing the appointment of Ms. Repo as a member of the Board and Mr. Teruel as its Chief Financial Officer. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K (17 CFR 229.601) and Instruction B.2 to this form.

Exhibit Number	Description
99.1	Press Release issued on June 8, 2021
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

June 9, 2021	By:	/s/ Jason Gray
Jason Gray
Chief Legal Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release issued on June 8, 2021
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)